Exhibit 99.1

Media Contact:

Erica Ryan

Sr. Marketing Communications Manager

A.D.A.M., Inc.

(404) 604-2757

marketing@adamcorp.com

Investor Relations Contact:

Lippert/Heilshorn & Associates

(212) 838-3777

investorrelations@adamcorp.com

A.D.A.M., Inc. Announces Fourth Quarter and Year-End 2009 Financial Results

Fourth Quarter license revenues increase 5%;

2009 Adjusted operating income of 20%

ATLANTA - March 16, 2010 - A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, today announced its financial results for the fourth quarter ended December 31, 2009.

Highlights

•	License revenues for the fourth quarter of 2009 were $6.7 million, up 5% over fourth quarter of 2008 due to increased health solutions license revenues.

•	Adjusted operating income margin for the fourth quarter of 2009 was 22% of revenues, and raised the 2009 full year ratio to 20%.

•

Adjusted net income was a $1.6 million profit for the fourth quarter of 2009, GAAP net income was a loss of $1.1 million, which included charges for a deferred tax asset write-down and severance costs.

•	Adjusted EBITDA was $2.3 million for the fourth quarter of 2009, up 15% from fourth quarter of 2008.

“In the fourth quarter, we generated a 15% increase in cash flow compared to 2008 and an operating margin of 22%,” said Mark Adams, president and chief executive officer of A.D.A.M., Inc. “Our results demonstrate the multiple strengths of A.D.A.M.’s business model: high recurring revenues, multiple year contracts, high customer retention rates, and strong cash generation. Our priorities in 2010 include expanding our product offerings, enhancing client service delivery, improving product development processes, and sharpening our focus on execution. These and other steps over time will lead to revenue growth in both businesses and allow us to further leverage our highly scalable business model.”

Financial Results:

Fourth Quarter Highlights

License revenues for the fourth quarter ended December 31, 2009 were $6.7 million, compared to $6.4 million in the fourth quarter of 2008, an increase of 5%. The increase from the prior year reflects a 14% increase in health solutions license revenue, the result of new client contracts, strong retention rates and solid results from distribution partners.

Total revenues were $7.4 million for the fourth quarter 2009 and 2008. This reflects the previously mentioned increase in health solutions license revenue, which was offset by lower revenues and utilization of Benergy services in 2009.

Adjusted operating income was $1.7 million, compared to $1.6 million for the fourth quarter ended December 31, 2009 and 2008, respectively. Both amounts were 22% of revenues for the period. Adjusted operating income reflected the company’s strong operating model of profitability.

Cash flow, as measured by Adjusted EBITDA rose 15% to $2.3 million, or 31% of revenues, for the fourth quarter ended December 31, 2009, as compared to $2.0 million or 27% of revenues for the same period a year ago.

Net income (loss) for the fourth quarter ended December 31, 2009 was a loss of $1.1 million as compared to net loss of $2.0 million for the fourth quarter of 2008. Included in the fourth quarter 2009 were charges for the write-down of the deferred tax asset of $1.2 million and severance costs of $1.1 million related to the employment agreement of the previous CEO. Included in the fourth quarter, 2008 were restructuring costs of $2.2 million related to the facility consolidation program.

Non-GAAP net income was $1.6 million, an increase of 8% from the same period a year ago, and excludes charges for stock-based compensation, amortization of purchased intangibles, write-down of the deferred tax asset, and severance costs.

2009 Highlights

License revenues for year ended December 31, 2009, were $26.1 million, an increase of 3% from $25.4 million in the same period last year. The increase from the prior year reflects the growth in health solutions revenues.

Adjusted operating income was $5.6 million, compared to $5.7 million, for the year ended December 31, 2009 and 2008, respectively. Both amounts were 20% of revenues for the period.

Net income (loss) for the year ended December 31, 2009 was a loss of $13.3 million as compared to net income of $38,000 for the year ended December 31, 2008. Included in 2009, among other items, were non-cash charges for goodwill impairment of $13.9 million, restructuring costs of $1.4 million, write-down of the deferred tax asset of $1.2 million, and severance costs of $1.1 million.

Non-GAAP net income for the year ended December 31, 2009, which excludes charges for stock-based compensation, amortization of purchased intangibles, and items listed on the reconciliation schedule such as goodwill impairment, restructuring and severance costs, and write-down of the deferred tax asset, was $5.7 million, an increase of 22% from the same period a year ago.

Cash flow, as measured by Adjusted EBITDA was $8.3 million, or 29% of revenues, for the year ended December 31, 2009, as compared to $7.9 million or 27% of revenues for the same period a year ago.

At December 31, 2009, the company had cash and cash equivalents of $5.4 million as compared to $1.4 million at December 31, 2008. Long-term debt was also reduced by $2.0 million during 2009.

Conference Call

A.D.A.M. will conduct its fourth quarter earnings conference call today, at 10:00 AM ET. To access the call in the U.S., please dial 866-900-2647 and for international callers, dial 706-758-3362 approximately 10 minutes prior to the start of the conference call. The pass code is 55044405. The conference call will also be broadcast live over the Internet and available for replay for 90 days at http://www.adam.com. In addition, a replay of the call will be available via telephone for one week, beginning two hours after the call. To listen to the telephone replay in the U.S. please dial 800-642-1687 and for international callers, dial 706-645-9291. The pass code is the same as above.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, facility consolidation charges, debt refinancing costs, and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets, facility consolidation and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, non-GAAP net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, non-GAAP net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits technology solutions to healthcare organizations, employers, consumers, and educational institutions. A.D.A.M.’s portfolio of products includes its award-winning Multimedia Encyclopedia and Benergy®, the leading benefits communication and healthcare decision support platform for small and mid-sized employers. A.D.A.M. content and technology solutions help consumers better understand their health, wellness and benefits, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit http://www.adam.com or call 1-800-755-ADAM.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

# # #

A.D.A.M., Inc.

Consolidated Statements of Operations

Fourth Quarter and Year-End, 2009 and 2008

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

Fourth Quarter and Year-End, 2009 and 2008

A.D.A.M., Inc.

Consolidated Balance Sheets

December 31, 2009 and 2008

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

December 31, 2009 and 2008

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Fourth Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended December 31,
	2009	% of Revenues	2008	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$6,657	90%	$6,367	86%	5%
Product	297	4%	257	3%	16%
Professional services and other	475	6%	782	11%	-39%

Total revenues, net	7,429	100%	7,406	100%	0%

Cost of revenues
Cost of revenues	1,122	15%	1,218	16%	-8%
Cost of revenues - amortization	547	7%	261	4%	110%

Total cost of revenues	1,669	22%	1,479	20%	13%

Gross profit	5,760	78%	5,927	80%	-3%

Operating expenses
Product and content development	1,481	20%	1,209	16%	22%
Sales and marketing	1,656	22%	2,319	31%	-29%
General and administrative	2,291	31%	1,848	25%	24%
Restructuring costs	—		2,193	30%	-100%

Total operating expenses	5,428	73%	7,569	102%	-28%

Operating income	332	4%	(1,642)	-22%	(a )

Interest expense, net	118	2%	365	5%	-68%

Income (loss) before income taxes	214	3%	(2,007)	-27%	(a )
Income tax expense	1,336	18%	—	0%	(a )

Net loss	$(1,122)	-15%	$(2,007)	-27%	(a )

Earnings per share
Basic	$(0.11)		$(0.20)
Diluted	$(0.11)		$(0.20)

Weighted average number of common shares outstanding
Basic	9,890		9,876
Diluted	9,890		9,876

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,
	2009	% of Revenues	2008	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$26,075	93%	$25,395	88%	3%
Product	1,047	4%	1,182	4%	-11%
Professional services and other	1,039	4%	2,280	8%	-54%

Total revenues, net	28,161	100%	28,857	100%	-2%

Cost of revenues
Cost of revenues	4,141	15%	4,201	15%	-1%
Cost of revenues - amortization	2,174	8%	1,699	6%	28%

Total cost of revenues	6,315	22%	5,900	20%	7%

Gross profit	21,846	78%	22,957	80%	-5%

Operating expenses
Product and content development	5,261	19%	4,297	15%	22%
Sales and marketing	6,888	24%	8,961	31%	-23%
General and administrative	5,870	21%	5,704	20%	3%
Goodwill impairment	13,940	50%	—	0%	(a )
Restructuring costs	1,408	5%	2,193	8%	-36%

Total operating expenses	33,367	118%	21,155	73%	58%

Operating income (loss)	(11,521)	-41%	1,802	6%	(a )

Interest expense, net	478	2%	1,468	5%	-67%
Loss on sale of investments	—	0%	296	1%	-100%

Income (loss) before income taxes	(11,999)	-43%	38	0%	(a )
Income tax expense	1,336	5%	—	0%	(a )

Net income (loss)	$(13,335)	-47%	$38	0%	(a )

Earnings (loss) per share
Basic	$(1.35)		$0.00
Diluted	$(1.35)		$0.00

Weighted average number of common shares outstanding
Basic	9,886		9,813
Diluted	9,886		10,642

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Fourth Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended December 31,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income, net income and EPS to non-GAAP measures:

GAAP operating income	$332	$332	$(1,642)	$(1,642)
Stock-based compensation expense (2)		174		278
Restructuring costs (4)		—		2,193
Severance expense (5)		1,149		—
Loan refinance (7)		—		813

Non-GAAP operating income		$1,655		$1,642	1%

GAAP net income	$(1,122)	$(1,122)	$(2,007)	$(2,007)

Stock-based compensation expense (2)		174		278
Amortization of purchased intangibles (3)		146		188
Restructuring costs (4)		—		2,193
Severance expense (5)		1,149		—
Non-cash deferred tax asset write-down (6)		1,230		—
Loan refinance (7)		—		813

Non-GAAP net income		$1,577		$1,465	8%

Diluted earnings per share	$(0.11)	$0.15	$(0.20)	$0.14
Diluted common shares outstanding	9,890	10,412	9,876	10,390

Reconciliation of GAAP net income to adjusted EBITDA is as follows:

GAAP net income	$(1,122)	$(1,122)	$(2,007)	$(2,007)

Depreciation		129		121
Amortization of software development		401		72
Interest expense, net		118		365
Income tax expense		106		—
Stock-based compensation expense (2)		174		278
Amortization of purchased intangibles (3)		146		188
Restructuring costs (4)		—		2,193
Severance expense (5)		1,149		—
Non-cash deferred tax asset write-down (6)		1,230		—
Loan refinance (7)		—		813

Adjusted EBITDA		$2,331		$2,023	15%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options, excluding $126,000 related to prior CEO, which is included in severance expense.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Restructuring costs related to the consolidation of facilities and support services into Atlanta.
(5)	Severance costs related to the employment agreement of the prior Chief Executive Officer.
(6)	Non-cash valuation allowance adjustment to the deferred income tax asset.
(7)	Costs to refinance long-term debt.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands, except per share data)

	Twelve Months Ended December 31,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ (Decrease)

Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures:

GAAP operating income (loss)	$(11,521)	$(11,521)	$1,802	$1,802

Stock-based compensation expense (2)		651		903
Goodwill impairment (4)		13,940		—
Restructuring costs (5)		1,408		2,193
Severance expense (6)		1,149		—
Loan refinance (8)		—		813

Non-GAAP operating income		$5,627		$5,711	-1%

GAAP net income (loss)	$(13,335)	$(13,335)	$38	$38

Stock-based compensation expense (2)		651		903
Amortization of purchased intangibles (3)		689		753
Goodwill impairment (4)		13,940		—
Restructuring costs (5)		1,408		2,193
Severance expense (6)		1,149		—
Non-cash deferred tax asset write-down (7)		1,230		—
Loan refinance (8)		—		813

Non-GAAP net income		$5,732		$4,700	22%

Diluted earnings per share	$(1.35)	$0.56	$0.00	$0.44

Diluted common shares outstanding	9,886	10,296	10,642	10,642

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)	$(13,335)	$(13,335)	$38	$38

Depreciation		469		450
Amortization of software development		1,485		946
Interest expense, net		478		1,468
Income tax expense		106		—
Stock-based compensation expense (2)		651		903
Amortization of purchase intangibles (3)		689		753
Goodwill impairment (4)		13,940		—
Restructuring costs (5)		1,408		2,193
Severance expense (6)		1,149		—
Non-cash deferred tax asset write-down (7)		1,230		—
Loan refinance (8)		—		813
Loss on sale of investments (9)		—		296

Adjusted EBITDA		$8,270		$7,860	5%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options, excluding $126,000 related to prior CEO, which is included in severance expense.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Goodwill impairment related to the acquisition of Online Benefits.
(5)	Restructuring costs related to the consolidation of facilities and support services into Atlanta.
(6)	Severance costs related to the employment agreement of the prior Chief Executive Officer.
(7)	Non-cash valuation allowance adjustment to the deferred income tax asset.
(8)	Costs to refinance long-term debt.
(9)	Recognition of loss from the sale of interest bearing short term investments.

A.D.A.M., Inc.

Consolidated Balance Sheets

December 31, 2009 and 2008

(numbers in thousands)

	December 31, 2009 (unaudited)	December 31, 2008
Assets
Current assets
Cash and cash equivalents	$5,446	$1,377
Accounts receivable, net	2,516	3,986
Restricted cash	—	47
Inventories, net	30	33
Prepaids and other assets	208	597
Deferred income tax asset	678	558

Total current assets	8,878	6,598

Non-current assets
Property and equipment, net	1,543	1,592
Intangible assets, net	9,375	9,979
Goodwill	13,690	27,617
Other assets	206	206
Deferred financing costs, net	52	92
Deferred income tax asset	5,712	7,062

Total non-current assets	30,578	46,548

Total assets	$39,456	$53,146

Liabilities and shareholders’ equity
Current liabilities
Accounts payables and accrued expenses	$4,895	$3,880
Deferred revenue	5,796	5,995
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	22	44

Total current liabilities	12,713	11,919

Non-current liabilities
Capital lease obligations, net of current portion	90	112
Other liabilities	1,385	1,293
Long-term debt, net of current portion	6,000	8,000

Total non-current liabilities	7,475	9,405

Stockholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	59,256	58,475
Accumulated deficit	(39,002)	(25,667)

Total stockholders’ equity	19,268	31,822

Total liabilities and stockholders’ equity	$39,456	$53,146

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2009 and 2008

(numbers in thousands)

	Twelve Months Ended December 31, 2009 (unaudited)	Twelve Months Ended December 31, 2008
Cash flows from operating activities
Net income (loss)	$(13,335)	$38
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	13,940	—
Depreciation and amortization	2,643	2,149
Restructuring costs	1,408	2,193
Payments for restructuring costs	(1,620)	(656)
Deferred income tax expense	1,230	—
Stock-based compensation expense	777	903
Deferred financing cost amortization	40	852
Provisions for bad debt expense	22	53
Common stock warrants expense	—	366
Loss on sale of investments	—	296
Loss on sale of assets	—	249
Changes in assets and liabilities:
Accounts receivable	1,448	(99)
Accounts payable and accrued expenses	754	(771)
Other liabilities	565	(150)
Prepaids and other assets	389	188
Deferred revenue	(199)	319
Inventories	3	32

Net cash provided by operating activities	8,065	5,962

Cash flows from investing activities
Software product and content development costs	(1,570)	(1,725)
Purchases of property and equipment	(420)	(1,426)
Net change in restricted cash	47	(1)
Goodwill, additional cost of previous acquisition from earn out payments	(13)	(149)
Proceeds from sale of investments	—	2,716
Purchase of investments	—	(37)
Proceeds from sales of property and equipment	—	2

Net cash used in investing activities	(1,956)	(620)

Cash flows from financing activities
Payment on long-term debt	(2,000)	(20,000)
Repayments on capital leases	(44)	(100)
Proceeds from exercise of common stock options	4	802
Proceeds from issuance of term note	—	10,000
Payment of deferred financing costs	—	(92)

Net cash used in financing activities	(2,040)	(9,390)

Increase (decrease) in cash and cash equivalents	4,069	(4,048)
Cash and cash equivalents, beginning of period	1,377	5,425

Cash and cash equivalents, end of period	$5,446	$1,377